Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2008 in the Amendment No. 5 to Registration Statement (Form F-1 No. 333-152167) and related Prospectus of China Distance Education Holdings Limited dated July 29, 2008.

/s/ Ernst & Young Hua Ming

Shenzhen, the People’s Republic of China

July 26, 2008